Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)

Subsidiaries, Joint Ventures and Affiliates

100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)
(33-l/3%) CompuNet Clinical Laboratories (OH)
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)
100% Quest Diagnostics Investments Incorporated (DE)
100% Quest Diagnostics Finance Incorporated (DE)

100% Quest Diagnostics LLC (IL)
100% Quest Diagnostics LLC (MA)
56.30% Quest Diagnostics Massachusetts LLC (MA) (43.70% Nomad Mass)
100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Nichols Institute (CA)

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51%     Quest Diagnostics Venture LLC (PA)                                 53.5%    Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
    52.97% Associated Clinical Laboratories, L.P. (PA)
100% North Coast General Services, Inc. (PA)

100% Quest Diagnostics of Puerto Rico, Inc. (PR)

100% Quest Diagnostics Receivables Inc. (DE)

100 % Quest Diagnostics Ventures LLC (DE)
100% Focus Diagnostics - Singapore PTE. LTD (Singapore)
100% Quest Diagnostics (Shanghai) Co., Ltd (China)

100%    ADI Holding Company, Inc (DE)
100% Athena Diagnostics, Inc. (DE)

100%    American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)
100% Quest Diagnostics Incorporated (NV)

100% Celera Corporation (DE)
100%    Axys Pharmaceuticals, Inc. (DE)
100%    Berkeley HeartLab, Inc. (CA)
100%    Celera Diagnostics, LLC (DE)

100% MetWest Inc. (DE)
        100% Diagnostic Path Lab, Inc. (TX)
49% Sonora Quest Laboratories LLC (AZ)

100% Enterix Inc. (DE)
100% Enterix (Australia) Pty Limited (Australia)
100% Enterix Pty Limited (Australia)

100% Focus Diagnostics GmbH (Germany)

100%    Focus Diagnostics, Inc. (DE)

100%    HemoCue, Inc. (CA)
100%    QDI Acquisition AB (Sweden)
100% POCT Holding AB (Sweden)
100% HemoCue Holding AB (Sweden)
     100% HemoCue AB (Sweden)
100% HemoCue Oy (Finland)
     100% HemoCue GmbH (Germany)
99.7% HemoCue AG (Switzerland)
(remaining 0.3% held in trust for HemoCue Holding AB)
100% Biotest Medizintechnik GmbH (Germany)
100% HemoCue Diagnostics B.V. (The Netherlands)
100% HC Diagnostics, Limited (UK)
100% HemoCue South Africa (Pty) Limited (South Africa)

100%    LabOne, Inc. (MO)
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
    100% Lab One Canada, Inc. (Ontario)
     100% ExamOne Canada, Inc. (Ontario)
100% LabOne of Ohio, Inc. (DE)

100%    MedPlus, Inc. (OH)

100% Unilab Corporation (DE)

100% Nichols Institute Diagnostics (CA)

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)
43.70% Quest Diagnostics Massachusetts LLC (MA) (56.30 % QD LLC)

100%    OralDNA Labs, Inc. (DE)

88%     Quest Diagnostics Mexico, S.A. de C.V. (Mexico)
    (12% owned by Nomad)

100%    Quest Diagnostics do Brasil Ltda.(Brazil)

100% Quest Diagnostics India Private Limited (India)

100%    Quest Diagnostics Ireland Limited (Ireland)

100% Quest Diagnostics Limited (UK)
100% The Pathology Partnership plc (UK)

19.9% Clinical Genomics Pty Ltd. (Australia)

100% AmeriPath Group Holdings, Inc. (DE)
100% AmeriPath, Inc. (DE)
100% AmeriPath 5.01(a) Corporation (TX)
100% AmeriPath Cincinnati, Inc. (OH)
100% AmeriPath Cleveland, Inc. (OH)
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Indemnity, Ltd. (Cayman Islands)
100% AmeriPath Indiana, LLC (IN)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(a) Corporation (TX)
100% AmeriPath Lubbock Outpatient 5.01(a) Corporation (TX)
100% AmeriPath Marketing USA, Inc (FL)
100% AmeriPath Mississippi, Inc. (MS)
100% AmeriPath New York, LLC (DE)
100% AmeriPath Ohio, Inc. (DE)
100% AmeriPath PAT 5.01(a) Corporation (TX)
100% AmeriPath Philadelphia, Inc. (NJ)
100% AmeriPath Pittsburgh, Inc. (PA)
100% AmeriPath SC, Inc. (SC)
100% AmeriPath Texarkana 5.01(a) Corporation (TX)
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ) (fka Jill A. Cohen, M.D., Inc.)
100% AmeriPath Wisconsin, LLC (WI)
100% Anatomic Pathology Services, Inc. (OK)
100% Arlington Pathology Association 5.01(a) Corporation (TX)
100% Dermatopathology Services, Inc. (AL)
100% DFW 5.01(a) Corporation (TX)
100% Diagnostic Pathology Management Services, LLC (OK)
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Institute for Dermatopathology, Inc. (PA)
100% NAPA 5.01(a) Corporation (TX)
100% Nuclear Medicine and Pathology Associates (GA)
100% Ocmulgee Medical Pathology Association, Inc. (GA)
100% O’Quinn Medical Pathology Association, LLC (GA)
100% PCA of Denver, Inc. (TN)
100% Peter G. Klacsmann, M.D., Inc. (GA)
100% Sharon G. Daspit, M.D., Inc. (GA)
100% Shoals Pathology Associates, Inc. (AL)
100% Specialty Laboratories, Inc. (CA)
100% Strigen, Inc. (UT)
100% Arizona Pathology Group, Inc. (AZ)
100% Regional Pathology Consultants, LLC (UT)
100% Rocky Mountain Pathology, LLC (UT)
100% TXAR 5.01(a) Corporation (TX)

Additional Entities Consolidated for Accounting Purposes

A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Consulting Pathology Services, P.A. (NC)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Pathology, PC (MI)
AmeriPath Milwaukee, S.C. (WI)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Dermatopathology of Wisconsin, S.C. (WI)
Diagnostic Pathology Services, P.C. (OK)
Kilpatrick Pathology, P.A. (NC)
Rose Pathology Associates, P.C. (CO)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
Tulsa Diagnostics, P.C. (OK)

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